Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 of NetScout Systems, Inc. of our report dated May 28, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in NetScout Systems, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2019.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 25, 2019